UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2006

Vital Images, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On November 16, 2006, Vital Images, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., Wachovia Capital Markets, LLC, Jeffries & Company, Inc. and Thomas Weisel Partners, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 3,000,000 shares of the Company’s common stock, $0.01 par value per share.  The price to the public is $31.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Purchase Agreement at a price of approximately $1.78 per share.  The Company also granted the Underwriters an option to purchase up to an additional 450,000 shares of common stock to cover over-allotments, if any.

The offering is being made pursuant to the Company’s effective shelf Registration Statement on Form S-3 (Registration No. 333-137237) previously filed with the Securities and Exchange Commission.  On November 3, 2006 and November 17, 2006, the Company filed prospectus supplements dated November 3, 2006 and November 16, 2006 relating to the issuance and sale of the shares with the Securities and Exchange Commission.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

On November 17, 2006, the Company also issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.  The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number
1.1	Purchase Agreement dated November 16, 2006.
5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1).
99.1	Press Release of Vital Images, Inc. dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: November 17, 2006.

	By	/s/ Michael H. Carrel
Michael H. Carrel
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)